UNITED STATES

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NOBLE CORPORATION plc

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Noble Corporation plc Compensation Overview April 15, 2015

2014 Financial and
Operational Highlights
Transforming our fleet into one of the most
modern in the industry
Near completion of our fleet expansion program
Completion of Paragon spin-off resulting in the
divestiture of most standard specification rigs
Strengthening our position to weather current
market challenges
Securing contract backlog of $10.1billion at 12/31/14
Achieving financial success
Revenues from continuing operations rose 27% to
$3.2 billion
EBITDA from continuing operations rose 31% to $369
million
Returning value to shareholders
Payment of dividend of $1.50 per share
Operating at a high level of safety/efficiency

The Current Environment
Market Realities:
Crude oil price decline of more than 50% in last half of
2014/early 2015
Oversupply of drilling rigs during period of slackening
demand
Noble Reality:
Created modern, high-specification fleet with a
commercial competitive advantage
Secured large backlog with excellent 2015 and 2016
coverage
Reduced operating costs and lower capital expense costs
as newbuild program is completed and rigs are deployed

Current Noble Position among
Offshore Drillers
Noble Now Positioned to:
Weather current market challenges
Exploit commercial advantage from our
technically advanced and young fleet
Reap benefits of advantageous capital position
and backlog compared to peer companies
Take advantage of opportunities during down
cycle

Our Compensation Program
and Philosophy
We pay for performance and our executive
compensation program is designed to
reward performance

Competitive base salary –
attract, motivate and retain
experienced, highly capable individuals
Short-term incentive plan (STIP) tied to annual
operating and safety performance vs. defined
goals –
reward superior performance
Long-term equity awards tied to stock price and
relative total shareholder returns (TSR) –
align
executive and shareholder interests; bolster retention

2014 Compensation Highlights
Noble Pays for Performance
Base salary for CEO unchanged between 2013 and 2014
Grant value of NEO long-term incentive awards virtually
same in 2014 and 2013
ALL performance vesting equity awards in two of the last
three fiscal years were forfeited due to poor TSR results
Fully forfeited for 2010-2012 and 2012-2014 performance
cycles; 54.66% forfeited for 2011-2013 performance cycle
Performance based awards represent 50% of all equity awards
STIP award reflected strong 2014 operating and financial
performance
EBITDA from continuing operations rose 31%
Safety excellence continues

2015 Compensation Highlights
Noble Pays for Performance
New For 2015 Compensation Program

Base salary for CEO remains unchanged for 2015
Grant value of NEO long-term incentive awards
reduced by 10% in 2015
2015 STIP to include measure of cash operating
margins relative to peer group (with EBITDA and
safety measures)

Year	CEO Reported Cash and Equity Pay (1)	CEO Realized Cash and Equity Pay	Realized Pay vs. Reported Pay
2014	$10,402,153	$5,316,446	**-49%**
2013	$9,804,568	$7,121,890	**-27%**
2012	$7,847,331	$3,930,979	**-50%**

Focused on Excellence

Reported vs. Realizable CEO
Pay
Noble Pays for Performance
Our realized compensation (cash and equity) is less than our reported pay because of disappointing 2014 stock performance and
TSR
(1) Reported Pay includes Salary, Bonus, Stock Awards, Option Awards, and Non-Equity Incentive Plan
Compensation and excludes Change in Pension Value and Non-Qualified Deferred Compensation
Earnings and All Other Compensation, in each case, with respect to the years presented based on the current reporting rules for the Summary Compensation Table.

Final Considerations
Noble Pays for Performance

For 2014, strong performance by Company financially and
operationally swamped by weak TSR as crude oil price fell
precipitously
Executive compensation reflected this mixed performance -
2014 performance-vesting stock awards fully forfeited
2015 compensation changes will reinforce pay for
performance link
Even though we will face a difficult demand environment,
Noble is stronger and has performed (and expects to
continue to perform) relatively better compared to peer
group of offshore drillers since spin-off